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                                                                       EX-99.q.3

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Karl Hartmann, Gregory Pickard, Kathleen O'Neill, Ellen O'Brien, Patricia Leyne and Kelli Meidhof and each of them, with full power to act without the other, as a true and lawful attorney-in-fact and agent, with full and several power of substitution, on behalf of the Brinson Relationship Funds (the "Trust") and on behalf of each of the undersigned, to take any appropriate action to execute and file with the U.S. Securities and Exchange Commission ("Commission") any amendment to the registration statement of the Trust, execute and file any request for exemptive relief from state and federal regulations, execute and file any Rule 24f-2 notices to register shares of the Trust with the Commission, execute and file any registration statement on Form N-14 with the Commission, and perform any and all such acts as such attorneys-in-fact may deem necessary or advisable in order to comply with the applicable laws of the United States or any individual state, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, notices, surety bonds, irrevocable consents and appointments of attorneys for service of process; granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as each of the Trust and the undersigned persons might or could do itself or in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the 28th day of August, 2001.

                                         BRINSON RELATIONSHIP FUNDS


/S/ FRANK K. REILLY                      /S/ BRIAN M. STORMS
----------------------------------       ---------------------------------------
Frank K. Reilly, Chairman                Brian M. Storms, President, on behalf
                                         of the Trust and himself, as President
                                         of the Trust


/S/ WALTER E. AUCH                       /S/ PAUL H. SCHUBERT
----------------------------------       ---------------------------------------
Walter E. Auch, Trustee                  Paul H. Schubert, Treasurer and
                                         Principal Accounting Officer


/S/ EDWARD M. ROOB                       /S/ AMY R. DOBERMAN
----------------------------------       ---------------------------------------
Edward M. Roob, Trustee                  Amy R. Doberman, Secretary

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                                 ACKNOWLEDGMENT

State of New York  )
                    ) ss:
County of New York )

         On this, the 28th day of August, 2001, before me, a notary public, the undersigned officer, personally appeared the above-named person, known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing instrument, and that this individual executed the same for the purposes therein contained.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                       /S/ CRISTINA PARADISO
                                       -----------------------------------------
                                       Notary Public
                                       In and for the County of New York
                                       State of New York
                                       My commission expires 12-7-02